EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Cash America International, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas A. Bessant, Jr, Executive Vice President - Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas A. Bessant, Jr.

Thomas A. Bessant, Jr.
Executive Vice President and Chief Financial Officer

Date: February 25, 2005